Exhibit 99.1



DATE:             April 26, 2007

CONTACT:          Alan W. Dakey
                  President & CEO
                  Mid Penn Bancorp, Inc.
                  349 Union Street
                  Millersburg, PA   17061
                  (717) 692-2133



               MID PENN BANCORP, INC. DECLARES STOCK DIVIDEND AND
                             QUARTERLY CASH DIVIDEND

         (Millersburg, PA) - The Board of Directors of Mid Penn Bancorp, Inc. (AMEX - MBP), parent company of Mid Penn Bank, declared a 5 percent stock dividend and a quarterly cash dividend of 20 cents per share. Both are payable Monday, May 28, 2007, to shareholders of record Wednesday, May 9, 2007. The stock dividend will be processed first thereby immediately rewarding shareholders with the cash dividend being paid on the newly acquired shares from the stock dividend.

         Mid Penn Bank has been an independently owned community bank since 1868 and is committed to remaining a progressive, independent community bank offering a full line of business, personal and trust services.

         Mid Penn Bancorp, through its subsidiary Mid Penn Bank, operates 14 offices in Dauphin, Northumberland, Schuylkill, and Cumberland Counties. For more information, visit www.midpennbank.com and view the Investor Relations page where comprehensive information is available concerning the corporation.